12. Special Meeting of Shareholders (Unaudited). A Special Meeting of Shareholders took place on December 28, 1998 for the Barr Rosenberg Series Trust. The meeting was to vote on the approval of a new investment management agreement between each of the U.S. Small Capitalization Series, Japan Series, International Small Capitalization Series, Market Neutral Fund, Double Alpha Market Fund and the Select Sectors Market Neutral Fund of the Trust and AXA Rosenberg Investment Management LLC. The results of the vote were as follows:

	Fund

For

Against

Abstain
U.S. Small Capitalization Series

37,512,181

213,043

2,316,919
Japan Series

188,979

0

0
International Small Capitalization Series

4,281,422

22,041

15,412
Market Neutral Fund

21,633,888

531,409

534,426
Double Alpha Market Fund

475,292

0

2,513
Select Sectors Market Neutral Fund

105,000

0

0


The Special Meeting of Shareholders on December 28, 1998 also included the election of two persons to the Board of Trustees to serve in accordance with the By-laws. The results of the vote were as follows:

For

Against

Abstain
37,512,181

213,043

2,316,919